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                                                               EXHIBIT (h)(2)(b)

           AMENDMENT NO. 2 DATED JULY 1, 2004, TO THE TRANSFER AGENCY,
          DIVIDEND DISBURSING AGENCY, AND SHAREHOLDER SERVICING AGENCY
       AGREEMENT DATED JULY 1, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST
                 AND FINANCIAL DATA SERVICES, INC. ("AGREEMENT")

This Amendment reflects revised fees for the Trust set forth below. The Schedule of Fees is hereby amended as follows. The Agreement is unchanged with respect to any other provision.

                                SCHEDULE OF FEES


                    TRANSFER AGENCY AND RECORD-KEEPING FEES:

The Trust shall pay monthly the following transfer agency and record-keeping fees to FDS, unless otherwise noted:

      Each Portfolio will pay a fee based upon the average daily net assets of that Portfolio, according to the following schedule:

            Portfolio Assets                               Annual Fee or Rate
            ----------------                               ------------------

            Up to $15,000,000                              $7,500
            Above $15,000,000 through $25,000,000          0.05%
            Above $25,000,000 through $50,000,000          0.04%
            Above $50,000,000 through $75,000,000          0.03%
            Above $75,000,000                              0.025%


                                        MLIG VARIABLE INSURANCE TRUST


                                        By:
                                           -------------------------------------
                                        Michael P. Cogswell
                                        President and Trustee

ATTEST:

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                                        FINANCIAL DATA SERVICES, INC.


                                        By:
                                           -------------------------------------


ATTEST:

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